UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2016

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Northstar Healthcare Acquisitions, L.L.C. (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of Nobilis Health Corp. (the “Company”), entered into the Seventh Amendment to Credit Agreement, dated as of August 19, 2016, by and among the Borrower, the other credit parties named therein, Healthcare Financial Solutions, LLC, a Delaware limited liability company (as successor in interest to General Electric Capital Corporation) (“HFS”) and the other financial institutions party thereto (the “Amendment”). The Amendment, among other things, increased total borrowing capacity to $36.6 million from $30.6 million. The increased borrowing capacity provided under the Amendment consists of a $25.0 million aggregate term loan commitment from HFS, represented by an Amended and Restated Term Note (the “HFS Term Note”) and LegacyTexas Bank, represented by a Term Note (the “Legacy Term Note” and, together with the HFS Term Note, the “Term Notes”) and an $11.6 million aggregate revolving loan commitment from HFS, represented by an Amended and Restated Revolving Note (the “HFS Revolving Note”) and LegacyTexas Bank, represented by a Revolving Note (the “Legacy Revolving Note” and, together with the HFS Revolving Note, the “Revolving Notes”).

     Each of the term notes and revolving notes referenced above bear interest at a rate of LIBOR plus 4% per annum and matures on March 31, 2020.

     The material financial covenants, ratios or tests contained in the Amendment are as follows:

  The Borrower must maintain a Consolidated Leverage Ratio of not more than 2.00 to 1.00.

  The Borrower must maintain a Consolidated Fixed Charge Coverage Ratio of at least 3.00 to 1.00.

Furthermore, the amended covenants increase the amount of Capital Lease Obligations allowed under the covenants from $3 million to $6.1 million.

     The quarterly amortization payment with respect to the Term Notes was increased under the Amendment from $250,000 per quarter to $312,500 per quarter.

     A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Copies of the HFS Revolving Note, the HFS Term Note, the Legacy Revolving Note and the Legacy Term Note are attached as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description of Exhibit
10.1

Seventh Amendment to Credit Agreement dated as of August 19, 2016 among Northstar Healthcare Acquisitions, L.L.C., the other credit parties named therein, Healthcare Financial Solutions, LLC and the other financial institutions party thereto

10.2	$8,000,000 Amended and Restated Revolving Note dated August 19, 2016, issued by Northstar Healthcare Acquisitions, L.L.C in favor of Healthcare Financial Solutions, LLC
10.3	$18,600,000 Amended and Restated Term Note dated August 19, 2016, , issued by Northstar Healthcare Acquisitions, L.L.C in favor of Healthcare Financial Solutions, LLC
10.4	$3,600,000 Revolving Note dated August 19, 2016, issued by Northstar Healthcare Acquisitions, L.L.C. in favor of LegacyTexas Bank
10.5	$6,400,000 Term Note dated August 19, 2016, issued by Northstar Healthcare Acquisitions, L.L.C. in favor of LegacyTexas Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: August 24, 2016